January 16, 2003

Union Planters reports record quarterly and annual earnings

  Fourth quarter diluted EPS of $.68, up 23.6% from the fourth quarter of 2001
  Annual diluted EPS of $2.59, up 21.6% from the prior year
  Nonperforming assets declined $38.0 million, or 10.0%, in fourth quarter 2002
  Efficiency ratio for the full year improved to 50.0%

MEMPHIS, TN - Union Planters Corporation (NYSE: UPC) today reported net earnings of $136.5 million for the fourth quarter of 2002, or $.68 per diluted share, up 17.8% and 23.6%, respectively, from $115.9 million, or $.55 per diluted share, in the fourth quarter of 2001. These results produced a return on average common equity of 17.05% and a return on average assets of 1.63% compared to 14.39% and 1.38%, respectively, in the fourth quarter of 2001. Full year 2002 net earnings were $529.0 million, or $2.59 per diluted share, up 19.3% and 21.6%, respectively, from $443.6 million, or $2.13 per diluted share, in 2001. Return on average common equity was 16.55%, and return on average assets was 1.62% for 2002, up from 14.34% and 1.30%, respectively, in 2001. Net earnings and earnings per diluted share were $135.8 million and $.67, respectively, for the third quarter of 2002.

"Union Planters has achieved record earnings for the ninth consecutive quarter," said Chairman, President and CEO Jackson W. Moore. "This improved operating performance reflects the significant contributions our associates have made through the strategic positioning initiatives announced in August 2001. We continued to build on our efficient business model through the rationalization of our branch network and consolidation of our back-office functions, resulting in an efficiency ratio of 50.0% for the year. Ongoing focus on balance sheet optimization, improved product capabilities and increased sales training continued during the quarter. We were able to meet our overall performance goals for 2002 with a focus on execution.

"Nonperforming assets declined 10.0% in the quarter, the first decline since the economy started to soften in mid-year 2000. We would expect this improvement to continue as the economy begins to recover. We are comfortable with the level of our reserves and believe that we have provided for all inherent loan losses."

An optimized balance sheet yielded stable net interest income

Net interest income on a fully taxable-equivalent basis was $331.7 million in the fourth quarter, up slightly from the third quarter of 2002. The net interest margin remained strong at 4.34% in an economy which continued to reflect market interest rates at historically low levels.

The net interest margin for the year was 4.43%, up from 4.20% in the prior year, due to improved loan and deposit pricing and lower funding costs from an enhanced deposit and funding mix. This higher margin generated more net interest income on a fully taxable-equivalent basis in 2002 than in 2001 with 4.9% lower average earning assets.

Solid noninterest income growth

Noninterest income was $786.5 million in 2002 compared to $769.7 million in 2001. Excluding securities gains, branch sales gains and merchant services income in both years, noninterest income increased 14.8% in 2002. This improvement resulted from very strong growth in mortgage banking revenue and solid growth in service charges on deposit accounts, bank card fees, professional employment organization net revenues, factoring commissions and fees, and investment services and insurance income.

Noninterest income was $234.4 million in the fourth quarter, compared to $194.1 million in the third quarter of 2002 and $221.2 million in the fourth quarter of 2001. The increase compared to the third quarter of 2002 was driven by higher mortgage related income and securities gains. The change compared to the fourth quarter of 2001 was driven by increases in mortgage banking revenue, securities gains and service charges on deposit accounts.

Noninterest expense declined 10.3%, improving efficiency ratio to 50.0% in 2002

UPExcel revenue enhancement, expense control and branch rationalization initiatives resulted in significantly improved efficiency during 2002. The efficiency ratio, excluding amortization of goodwill, mortgage servicing rights and other intangibles, improved to 50.0% in 2002 from 54.7% in 2001. Noninterest expense decreased $127.2 million to $1.1 billion, 10.3% lower than the prior year, due to the broad impact of UPExcel cost control initiatives, improved productivity and the application of new accounting guidance that resulted in a $43.0 million reduction in goodwill amortization in 2002 compared to 2001. Consolidation and renegotiation of vendor contracts and improved controls over consumption dramatically reduced communications, equipment, postage and carrier, stationery and supplies, and other costs. Greater productivity and consolidation of back-office functions reduced salaries and benefits expense slightly compared to 2001 and contributed to other expense savings. The branch rationalization project resulted in reduced occupancy and operating expenses.

Noninterest expense for the fourth quarter was $301.5 million compared to $273.8 million in the third quarter of 2002 and $332.0 million in the fourth quarter of 2001. The increase compared to the third quarter resulted primarily from a $24.2 million variance in mortgage servicing rights impairment. Impairment and amortization of mortgage servicing rights were $12.3 million and $9.1 million, respectively, in the fourth quarter.

Through the first three quarters of 2002, Union Planters recorded goodwill amortization expense of $2.3 million per quarter related to certain branch acquisitions. In accordance with accounting guidance issued in October 2002, such goodwill amortization was discontinued in the fourth quarter. The previously recorded amortization expense of $6.9 million through September 30, 2002, or $.01 per diluted share per quarter for the first three quarters of 2002, was reversed. Quarterly 2002 net earnings and per share amounts have been restated as required under the new guidance. The $43.0 million reduction in goodwill amortization in 2002 reflects the adoption of the new accounting guidance discussed above.

Nonperforming assets decreased $38.0 million or 10.0%

Nonperforming assets at year-end were $342.3 million, down $38.0 million or 10.0% from the previous quarter. The provision for loan losses was $197.9 million in 2002 and exceeded 2002 net charge-offs of $188.9 million by $9.0 million. Consistent with the continued weak economy, net charge-offs were $65.6 million in the fourth quarter, compared to $45.0 million in the third quarter of 2002 and $35.8 million in the fourth quarter of 2001. The provision for loan losses was $60.0 million for the fourth quarter, compared to $48.0 million in the third quarter of 2002 and $35.8 million for the fourth quarter of 2001. Potential problem assets, which consist of loans not currently on nonperforming status but which management believes may become nonperforming, were $42.8 million at December 31, 2002 and consisted of eight loans, the largest of which was $21.0 million.

Capital remained strong

Total shareholders' equity at December 31, 2002 was $3.2 billion, which reflects a leverage ratio of 7.47% and an estimated tier one capital to total risk-weighted assets ratio of 9.40%. These ratios compared to 7.74% and 9.51%, respectively, at September 30, 2002.

Share repurchase plan

The Board of Directors previously approved a plan to repurchase up to 25.7 million shares of the Company's common stock. The Company repurchased 2.0 million shares under this plan in the fourth quarter for a total of 9.0 million shares repurchased through December 31, 2002.

About Union Planters

Union Planters Corporation is the largest bank holding company headquartered in Tennessee and is among the 30 largest bank holding companies based in the United States with $34.1 billion in total assets at December 31, 2002. Union Planters Bank, N.A., the principal banking subsidiary, was founded in 1869 and operates branches in twelve states: Alabama, Arkansas, Florida, Illinois, Indiana, Iowa, Kentucky, Louisiana, Mississippi, Missouri, Tennessee and Texas. Union Planters offers a full range of commercial and consumer financial solutions through a network of 762 banking offices, 965 ATMs and the resources of specialized business units and subsidiaries. Trust services include investment management, personal trust services, employee benefit administration and proprietary mutual funds. Investment and insurance services include annuities, investment securities brokerage, life insurance, title insurance, and property and casualty insurance. Union Planters Mortgage provides a full range of mortgage products through Union Planters banking centers and a network of mortgage production offices. Capital Factors, Inc., based in Boca Raton, Florida, a wholly-owned subsidiary of Union Planters Bank, N.A., provides receivable-based commercial financing and related fee-based credit, collection and management information services. Capital Factors has regional offices in Atlanta, Charlotte, Dallas, Los Angeles and New York. Strategic Outsourcing, Inc., based in Charlotte, North Carolina, a wholly-owned subsidiary of Union Planters Bank, N.A., provides professional employment organization services such as payroll administration, tax reporting, compliance, workers' compensation, insurance and benefits management. Union Planters Corporation's common stock is traded on the New York Stock Exchange under the symbol UPC and is a component of the S & P 500 Index. Union Planters is ranked in both the Fortune 500 and the Forbes 500.

Pre-recorded earnings message

To hear a pre-recorded earnings message regarding financial results, call toll-free within the domestic United States at (800) 262-5046 or visit our website at www.unionplanters.com/investor/ beginning January 16, 2003 at 3:30 p.m. CST. The website will include slides which will be referred to during the message. Replays of the message will be available through January 24, 2002 at the same number listed above and also on the website.

This press release contains forward-looking statements relating to management's expectations regarding: expected trends in nonperforming assets, net charge-offs and potential problem assets. These statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and the current economic environment. Union Planters' actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. A discussion of factors affecting business and prospects is contained in Union Planters' filings with the Securities and Exchange Commission, specifically "Risk Factors" in the 2001 Annual Report on Form 10-K and "Cautionary Statement Regarding Forward-Looking Information" in Appendix C of Union Planters' 2002 Proxy Statement Including 2001 Annual Financial Disclosures. Union Planters undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the forward-looking statement is made or to reflect the occurrences of unanticipated events.

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For additional information, visit www.unionplanters.com/investor/ or access Union Planters' current report on Form 8-K dated January 16, 2003, which will be filed with the Securities and Exchange Commission.

Contact for Investors and Media:

Charles R. Boyce

Senior Vice President

Corporate and Investor Communication

(901) 580-5974

(6 Page Financial Attachment Follows)